Exhibit 21.1

Subsidiaries of Registrant

Grill Concepts, Inc., a California corporation
Grill Concepts—D.C., Inc., a D.C. corporation
Grill on the Alley, a California partnership
EMNDEE, Inc., a California corporation
Universal Grill Concepts, Inc., a California partnership
Formerly Grill Concepts Acquisition Corp., Inc.
C.T.S. Investments, a Pennsylvania corporation
San Jose Grill on the Alley, LLC, a California limited liability company
Chicago—The Grill on the Alley, LLC, an Illinois limited liability company
Sungrill Associates, Inc.
Alcoli 66, Inc., a New Jersey corporation
Grill Concepts Management, Inc., a California corporation
Universal Grill Joint Venture, a California general partnership
The Grill a California Limited Partnership, a California limited partnership
The Grill on Hollywood, LLC, a California limited liability company
Daily Grill at Continental Park, LLC, a California limited liability company
Grill Concepts CD, Inc., a California corporation
Grill Concepts Chicken Daily, LLC, a California limited liability company
GCI-MP, Inc., a California corporation
612 Flower Daily Grill, LLC, a California limited liability company
GCI-CC, Inc., a California corporation

GC Dallas Ventures, LP, a Texas limited partnership

Grill Concepts Services, Inc., a California corporation

Daily Grill Texas Beverage Co., Inc., a Texas corporation

Daily Grill Texas Holding Co., Inc., a Texas corporation